                                                                   EXHIBIT 3(i)

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                            OF NEMATRON CORPORATION

        Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.  The present name of the corporation is NEMATRON CORPORATION.

2. The corporation identification number (CID) assigned by the Bureau is 333-652.

3. The date of filing the original Articles of Incorporation was October 7, 1983. The corporation has had no other names.

    The following Amended and Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

        The name of the corporation is NEMATRON CORPORATION.

ARTICLE II

        The purpose or purposes for which the corporation is formed are to engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act.

ARTICLE III

        The total authorized capital stock is:

        1.  Common stock: 3,000,000 shares

        2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

        Subject to the preferences accorded the holders of any other class of stock pursuant to these Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the corporation from time to time and, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the corporation available for distribution. Each issued and outstanding share of Common Stock is entitled to one vote.

        No holder of any shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, or to purchase, any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

ARTICLE IV

        The current resident agent is G. Paul Horst, 5840 Interface Drive, Ann Arbor, Michigan 48103.

ARTICLE V

        No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit or (v) an act or omission occurring prior to the date this article becomes effective. If the Michigan Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended Michigan Business Corporation Act. No amendment or repeal of this Article V shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VI

        A. Directors and officers of the corporation shall be indemnified in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the corporation or to another organization at the corporation's request, and shall be paid expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent permitted by law. Persons who are not directors or officers of the Company may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors or the Bylaws of the corporation. The provisions of this Article shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers or employees, and shall inure to the benefit of their heirs, executors and administrators. The right to indemnification and advancement of expenses conferred hereunder shall be a contract right which may not be modified retroactively without the written consent of the director or officer and shall not be deemed exclusive of any other rights to indemnification or advancement of expenses such person may have or to which such person may be entitled.

        B. If a claim under this Article VI is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) it shall be a defense that, and in any action brought by the corporation to recover advances the corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in the Michigan Business Corporation Act. Neither the failure of the corporation (including its Board of Directors, a committee of its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Michigan Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, a committee of its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the corporation to recover payments by the corporation of advances, the burden of proof shall be on the corporation.

ARTICLE VII

        A. The number of directors constituting the entire Board of Directors shall not be less than three nor more than twelve, the exact number of directors to be fixed from time to time only by vote of a majority of the Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The first class of the Board of Directors shall be elected to hold office for a term expiring at the annual meeting of shareholders in 1994; directors of the second class shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders; and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders, and in each case, until their respective successors are elected and have qualified, or until their earlier death, resignation or removal. At each annual election held after the initial classification and election in the manner provided above, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the end of the third succeeding annual meeting of shareholders after their election and until their respective successors are elected and have qualified, or until their earlier death, resignation or removal. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        B. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly created directorships resulting from an increase in the number of directorships shall be filled by a majority vote of the directors then in office, whether or not a quorum, or, if there are no directors in office, by the shareholders. If the Board of Directors accepts the resignation of any director or officer to take effect at a future time, it shall have the power to elect a successor who shall take office when the resignation becomes effective. Each director chosen to fill a vacancy or chosen to fill a newly created directorship shall hold office until the next election for the class for which such director shall have been chosen and until the election and qualification of his successor, or until his earlier death, resignation or removal. A director or directors or the entire Board of Directors may be removed from office only for cause.

        C. The affirmative vote of the holders of at least 80% of the outstanding shares of the capital stock of the corporation entitled to vote generally in the elections of directors shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.

        These Restated Articles of Incorporation were duly adopted on the 25th day of January, 1993 in accordance with the provisions of Section 642 of the Michigan Business Corporation Act, and were duly adopted by the sole shareholder at a meeting of its board of directors held January 25, 1993.

                Signed this 12th day of February, 1993


                By            /s/  G. Paul Horst
                   -------------------------------------------
                                  (Signature)


                     G. Paul Horst            President
                   ---------------------------------------------
                  (Type or Print Name)    (Type or Print Title)

NAME OF ORGANIZATION REMITTING FEES:


Nematron Corporation


Preparer's Name
and Business Telephone
Number:

Marguerite M. Gritenas
(313) 568-6503


RETURN DOCUMENT TO:

Marguerite M. Gritenas, Esq.
Dykema Gossett
400 Renaissance Center
Detroit, Michigan 48243

      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received                                   (FOR BUREAU USE ONLY)

JUL 29 1993                                             FILED
                                                    AUG 04 1993
                                                   Administrator
                                          MICHIGAN DEPARTMENT OF COMMERCE
                                          Corporation & Securities Bureau
                                        EFFECTIVE DATE:
Name
        NEMATRON CORPORATION
Address
        5840 INTERFACE DRIVE
City            State           ZIP Code
ANN ARBOR       MI              48103
DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT
                  FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS
           (Please read information and instructions on reverse side)

        Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.  The name of the corporation is:     NEMATRON CORPORATION

2.  The identification number assigned by the Bureau is:        333-652

3.  a. The name of the resident agent on file with the Bureau is:  G. PAUL HORST

       -------------------------------------------------------------------------
    b. The address of the registered office on file with the Bureau is:
       5840 INTERFACE DR.,      ANN ARBOR       , Michigan      48103
       -----------------------------------------           ---------------------
       (STREET ADDRESS)         (CITY)                          (ZIP CODE)
    c. The mailing address of the above registered office on file with the Bureau is:
       PO BOX 1108              ANN ARBOR       , Michigan      48106
       -----------------------------------------           ---------------------
       (P.O. BOX)                (CITY)                          (ZIP CODE)

     ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON OUR RECORDS

4.  a. The name of the resident agent is:  G. PAUL HORST

    b. The address of the registered office is:
       5840 INTERFACE DR.,      ANN ARBOR       , Michigan      48103
       -----------------------------------------           ---------------------
       (STREET ADDRESS)         (CITY)                          (ZIP CODE)
    c. The mailing address of the registered office IF DIFFERENT THAN 4B IS:

                                                , Michigan
       -----------------------------------------  ------------------------------
       (P.O. BOX)                (CITY)                          (ZIP CODE)

5. The above changes were authorized by resolution duly adopted by its board of directors or trustees, or by the resident agent of a profit corporation to change the address of the registered office in which case a copy of this statement has been mailed to the corporation. The Corporation further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Date signed:                       Signed by:  /s/ G. Paul Horst
             -------------------               ------------------------
                                                     (SIGNATURE)
                                   G. PAUL HORST         PRESIDENT
                                   ------------------------------------
                                   (TYPE OR PRINT NAME)  (TYPE OF PRINT TITLE)

                         Name of Person or Organization
                         Remitting Fees:

                         NEMATRON CORPORATION
                         ------------------------------

                         ------------------------------

                         Preparer's Name and Business
                         Telephone Number:

                         TERRI JEFFREY-BARKER
                         ----------------------------

                         (313) 994-0591  x259
                               ----------------------


                          INFORMATION AND INSTRUCTIONS

1. The certificate of change of registered office and/or change of resident agent cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box on front as evidence of filing.

    Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to section 242 of the Act by domestic and foreign corporations for the purpose of changing their registered office or resident agent, or both.

4. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 3 -- The address of the registered office and the name of the resident agent must be the same as are designated in the articles of incorporation or subsequent change filed with the Bureau.

6. Item 4 -- A post office box may not be designated as the address of the registered office. The resident agent can change the registered office by filing this form only if this is a profit corporation.

7. This certificate must be signed in ink by the president, vice-president, chairperson, vice-chairperson, secretary or assistant secretary of the corporation. (Profit corporations only): If only the registered office address is changed, it may be signed by the resident agent.

8.  NON REFUNDABLE FEES: (Make remittance payable to the State of Michigan.
    Include corporation name and number on check or money order.).......$5.00.

9.  Mail form and fee to:                           The office is located at:
        Michigan Department of Commerce                 6546 Mercantile Way
        Corporation and Securities Bureau               Lansing, MI 48910
        Corporation Division
        P.O. Box 30054
        Lansing, Michigan 48909-7554
        Telephone: (517) 334-6302

       MICHIGAN DEPARTMENT OF COMMERCE-CORPORATION AND SECURITIES BUREAU

   Date Received                                (FOR BUREAU USE ONLY)
   NOV 15 1993                                          FILED
                                                    NOV 18 1993
                                                   Administrator
Name                                      MICHIGAN DEPARTMENT OF COMMERCE
        Nematron Corporation              Corporation & Securities Bureau
Address
        5840 Interface Drive              EXPIRATION DATE: December 31, 1998
City              State  ZIP Code
        Ann Arbor   MI    48103
DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.


                          CERTIFICATE OF ASSUMED NAME
                FOR USE BY CORPORATIONS AND LIMITED PARTNERSHIPS
           (Please read information and instructions on reverse side)

    Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), or Act 213, Public Acts of 1982 (limited partnerships), the corporation or limited partnership in item one below executes the following Certificate:


1.  The true name of the corporation or limited partnership is:

    NEMATRON CORPORATION


2.  The identification number assigned by the Bureau is:  333-652



3. The location of the corporate registered office or the office at which the limited partnership records are maintained is:

    5840 Interface Drive, Ann Arbor, MI 48103
    ---------------------------------------------------------------------------
    (STREET ADDRESS)                   (CITY)          (STATE)      (ZIP CODE)


4.  The assumed name under which business is to be transacted is:

    ACTION INDUSTRIAL COMPUTERS

   COMPLETE ITEM 5 ON PAGE 3 IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.


                        Signed this 10th day of November, 1993


                        By            /s/  Albert W. Lowery
                            --------------------------------------------------
                                            (SIGNATURE)

                               Albert W. Lowery               Secretary
                            ---------------------------------------------------
                              (TYPE OR PRINT NAME)      (TYPE OR PRINT TITLE)



                            ---------------------------------------------------
                            (LIMITED PARTNERSHIPS ONLY-INDICATE NAME OF GENERAL
                                 PARTNER IF A CORPORATION OR OTHER ENTITY)

- --------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
- --------------------------------------------------------------------------------
Date Received  MAR 03 1995         /         (FOR BUREAU USE ONLY)
- -----------------------------------

Name  Marguerite M. Gritenas                         FILED
- -------------------------------                  MAR 03 1995
Address  Dykema Gossett PLLC                    Administrator
         400 Renaissance Center        MICHIGAN DEPARTMENT OF COMMERCE
- -------------------------------        Corporation & Securities Bureau
City      State     Zip Code
Detroit,  MI        48243-1668         EFFECTIVE DATE:
- -------------------------------
DOCUMENT WILL BE RETURNED TO THE
NAME AND ADDRESS YOU ENTER ABOVE.


                      CERTIFICATE OF MERGER/CONSOLIDATION

        Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), the undersigned corporations execute the following Certificate:

1.  The Plan of Merger is as follows:

        a. The name of each constituent corporation and its corporation identification number (CID) is as follows:

            Nematron Corporation: (333-652)

            Imagination Systems, Inc., a Virginia corporation which has no Michigan CID.

        b. The name of the surviving corporation and its corporation identification number (CID) is:

            Nematron Corporation (333-652)

        c. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:


                  Designation and
                  number of shares
                  in each class        Class or series         Class or series
Name of           or series out-       of shares               entitled to
Corporation       standing             entitled to vote        vote as a class
- -----------       ----------------     ----------------        ---------------

Nematron          Common Stock,        Common Stock            Common Stock
  Corporation     no par value
("Nematron" or    1,601,023 shares
the "Surviving
Corporation")

Imagination       Common Stock         Common Stock            Common Stock
  Systems, Inc.   $0.01 par value,
("ISI")           1,453,442 shares


         Neither the number of shares of common stock of Nematron nor number of the shares of common stock of ISI is subject to change prior to the effective date of the merger.

         d.  Not applicable, as this item relates to nonstock corporations.

         e. The terms and conditions of the proposed merger, including the manner and basis of converting the shares of each constituent corporation into shares, bonds or other securities of the surviving corporation, or into cash or other consideration, are as follows:

             (i) The Merger. On the effective date of the merger, ISI will be merged with and into Nematron, the separate corporate existence of ISI will cease and Nematron will continue as the Surviving Corporation. On the effective date of the merger (A) Nematron will continue its corporate existence under the laws of the State of Michigan and will possess all of the rights, powers, franchises and purposes of ISI and Nematron prior to the merger, (B) all of the property of the constituent corporations will be the property of Nematron and (C) Nematron will, by operation of law, assume all of the liabilities and obligations of the constituent corporations.

            (ii) Articles and Bylaws. The Amended and Restated Articles of Incorporation of Nematron in effect on the effective date of the merger will remain the Amended and Restated Articles of Incorporation of the Surviving Corporation without any modification or amendment in the merger. The Amended and Restated Bylaws of Nematron will remain the Amended and Restated Bylaws of the Surviving Corporation, except that they will be amended as provided in the Agreement and Plan of Merger between the constituent corporations dated February 2, 1995 (the "Merger Agreement").

           (iii) Directors and Officers. The directors and officers of Nematron in office at and as of the effective date of the merger will remain the directors and officers of the Surviving Corporation. In addition, the number of seats on the Surviving Corporation's Board of Directors will be increased by three seats, and three directors designated by ISI, who have satisfied the selection criteria in Nematron's Amended and Restated Bylaws, will be appointed to the Surviving Corporation's Board of Directors.

            (iv) Common Stock of ISI. On the effective date of the merger: (i) each share of ISI common stock issued and outstanding immediately prior to the effective date of the merger (other than a share of ISI common stock with respect to which Nematron has received notice of the exercise of dissenters' rights under the Virginia Stock Corporation Act (a "Dissenting Share")) shall, ipso facto and without any action on the part of the holder thereof, be converted into and represent the right (A) to receive 0.56798 shares of Nematron common stock, and (B) to receive cash in lieu of any fractional share of Nematron common stock that would otherwise be issuable, and
                  (ii) each Dissenting Share will have the rights set forth in the Virginia Stock Corporation Act. In addition, the Merger Agreement provides that, after the effective date of the merger, the Surviving Corporation will issue a warrant to purchase one share of Nematron common stock for every two shares of Nematron common stock issued in the merger only if certain conditions precedent set forth in the Merger Agreement are satisfied. Regardless of whether a holder of ISI common stock shall have received a certificate for Nematron common stock issued in the merger, no certificate representing ISI common stock shall be deemed to be outstanding or to have rights other than the right to receive the merger consideration described above, or to dissent from the merger and have the rights specified by the Virginia Stock Corporation Act. Each holder of a certificate representing ISI common stock (other than Dissenting Shares), upon surrender to Nematron of the stock certificate or certificates representing ISI common stock and the investment representation letter described in the Merger Agreement, shall be entitled to receive the merger consideration. After the effective date of the merger, there shall be no transfer of ISI common stock on the stock transfer books of ISI. The procedures for payment of the merger consideration are further described in the Merger Agreement.

                (v) Common Stock of Nematron. Each share of common stock of Nematron issued and outstanding on the effective date of the merger, shall, ipso facto and without any action on the part of the holder thereof, be converted into one share of the common stock of the Surviving Corporation. Outstanding certificates of Nematron shall be deemed to represent the number of outstanding shares of common stock of the Surviving Corporation into which they have been converted, and need not be exchanged for new certificates of the Surviving Corporation by any holder thereof.

        f. Not applicable, as the Amended and Restated Articles of Incorporation of Nematron will not be amended as a result of the merger.

        g. Not applicable, as the terms and conditions of the merger are described in 1(e) above.

2. The merger is permitted under the laws of the Commonwealth of Virginia, the jurisdiction under which ISI is organized, and the Plan of Merger was adopted and approved by such corporation pursuant to and in accordance with the laws of that jurisdiction.

3. Not applicable, as the constituent corporations desire that the merger be effective upon the date of the filing of this Certificate of Merger with the Michigan Department of Commerce.

4. The Plan of Merger was approved by the Board of Directors of Nematron and ISI. In addition, the Plan of Merger was approved by the shareholders of ISI. Neither Section 703a nor Section 754 of the Michigan Business Corporation Act requires the shareholders of Nematron to approve the Plan of Merger. The Plan of Merger, and the related Merger Agreement referred to herein, will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any constituent corporation.

   Signed this 2nd day of March, 1995.

                                NEMATRON CORPORATION


                                By: /s/  G. Paul Horst
                                   --------------------------
                                Its:     President
                                   --------------------------


   Signed this 2nd day of March, 1995.

                                IMAGINATION SYSTEMS, INC.


                                By: /s/  Frank G. Logan, III
                                   ----------------------------
                                Its:     President
                                   ----------------------------

       MICHIGAN DEPARTMENT OF COMMERCE--CORPORATION AND SECURITIES BUREAU


Date Received                                    (FOR BUREAU USE ONLY)
  JUN 30 1995


                                                     FILED
                                                  JUN 30 1995
                                                 ADMINISTRATOR
                                             MICHIGAN DEPARTMENT OF COMMERCE
                                             CORPORATION & SECURITIES BUREAU

  Name

  Mark A. Metz       Dykema Gossett PLLC
- ----------------------------------------
Address

  400 Renaissance Center
- ----------------------------------------
City              State         Zip Code

  Detroit       Michigan         48243        EFFECTIVE DATE:
- ----------------------------------------
  DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE


           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS
           (Please read information and instructions on the last page)


        Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:  Nematron Corporation

2. The identification number assigned by the Bureau is:   333-652

3. The location of the registered office is:


5840 Interface Drive              Ann Arbor              , Michigan  48103
- --------------------------------------------------------           -----------
  (Street Address)                      (City)                      (ZIP Code)


4. Article III of the Articles of Incorporation is hereby amended to read as set forth on Exhibit A, attached hereto and made a part hereof.

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

    a. / / The foregoing amendment to the Articles of Incorporation was duly adopted on the ____ day of _________, 19__, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

        Signed this ____ day of _________, 19__.

    ----------------------------------    ----------------------------------
                (Signature)                          (Signature)

    ----------------------------------    ----------------------------------
           (Type or Print Name)                 (Type or Print Name)

    ----------------------------------    ----------------------------------
                (Signature)                          (Signature)

    ----------------------------------    ----------------------------------
           (Type or Print Name)                 (Type or Print Name)


    b. /x/ The foregoing amendment to the Articles of Incorporation was duly adopted on the 22nd day of May, 1995. The amendment: (check one of the following)

            /x/ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

            / / was duly adopted by the written consent of all directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

            / / was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

            / / was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                        Signed this 24th day of May, 1995

                        By /s/ Frank G. Logan, III
                           -----------------------------------------------
                           (Only Signature of President, Vice-President, Chairperson, or Vice-Chairperson)


                        Frank G. Logan, III                       President
                        ---------------------------------------------------
                        (Type or Print Name)          (Type or Print Title)

                                   EXHIBIT A
           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                              NEMATRON CORPORATION


ARTICLE III

        The total authorized capital stock is:

        1.  Common stock; 8,000,000 shares

        2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

        Subject to the preferences accorded the holders of any other class of stock pursuant to these Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the corporation from time to time and, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the corporation available for distribution. Each issued and outstanding share of Common Stock is entitled to one vote.

        No holder of any shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, or to purchase, any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

                                              096E#6951  0426  ORG&FI  $9000.00
                                              096E#6951  0426  ORG&FI  $1512.50
- -------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
- -------------------------------------------------------------------------------
Date Received                  /                     (FOR BUREAU USE ONLY)
APR 25 1996


Name
  Marguerite M. Gritenas    Dykema Gossett PLLC               FILED
- -----------------------------------------------            APR 25 1996
Address                                                   Administrator
  400 Renaissance Center                         MICHIGAN DEPARTMENT OF COMMERCE
- -----------------------------------------------  Corporation & Securities Bureau
City               State            Zip Code
  Detroit         Michigan         48243-1668    EFFECTIVE DATE:
- -----------------------------------------------
Document will be returned to the name and address you enter above


           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)

        Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

- -------------------------------------------------------------------------------

1.  The present name of the corporation is:
              Nematron Corporation

2.  The identification number assigned by the Bureau is:  333-652

3.  The location of the registered office is:

5840 Interface Drive      Ann Arbor     , Michigan    48103
- ----------------------------------------          --------------
  (Street Address)         (City)                   (ZIP Code)

- -------------------------------------------------------------------------------

4. Article III of the Articles of Incorporation is hereby amended to read as set forth on Exhibit A, attached hereto and made a part hereof.

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

    a. / / The foregoing amendment to the Articles of Incorporation was duly adopted on the ____ day of _________, 19__, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

            Signed this ____ day of _________, 19__.

    ----------------------------------    ----------------------------------
                (Signature)                          (Signature)

    ----------------------------------    ----------------------------------
           (Type or Print Name)                 (Type or Print Name)

    ----------------------------------    ----------------------------------
                (Signature)                          (Signature)

    ----------------------------------    ----------------------------------
           (Type or Print Name)                 (Type or Print Name)


    b. /x/ The foregoing amendment to the Articles of Incorporation was duly adopted on the 8th day of March, 1996. The amendment: (check one of the following)

            /x/ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

            / / was duly adopted by the written consent of all directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

            / / was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

            / / was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.


                Signed this 26th day of March, 1996

                By /s/ David P. Gienapp
                   ---------------------------------------------------------
                   (Only Signature of President, Vice-President,
                   Chairperson, or Vice-Chairperson)


                David P. Gienapp  Vice President and Chief Financial Officer
                ------------------------------------------------------------
                (Type or Print Name)                   (Type or Print Title)

                                   EXHIBIT A
           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                              NEMATRON CORPORATION


ARTICLE III

       The total authorized capital stock is:

       1.  Common stock: 15,000,000 shares

       2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:


       Subject to the preferences accorded the holders of any other class of stock pursuant to these Articles of Incorporation or action of the Board of Directors taken with respect to such preference, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the corporation from time to time and, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the corporation available for distribution. Each issued and outstanding share of Common Stock is entitled to one vote.


       No holder of any shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, or to purchase, any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.